                                                                   EXHIBIT 10.22

             CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 24B-2

    Certain portions, indicated by [*****], of this exhibit have been omitted pursuant to Rule 24b-2 of the Securities Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

                       CELL & MOLECULAR TECHNOLOGIES, INC.
                    580 Marshall St., Phillipsburg, NJ 08865
                    Tel: (908) 454-7774 -Fax: (908) 859-6437

THOMAS J. LIVELLI
President & CEO

CLIENT:     MERCK & CO., INC.
CONTACT:    DR. BERTA STRULOVICI, EXECUTIVE DIRECTOR, AUTOMATED BIOTECHNOLOGY
Project:    Preparation and delivery of live cells for Automated Biotechnology for 2004 (JANUARY 1, 2004 TO DECEMBER 31, 2004).
Date:       January 19, 2004

CELL & MOLECULAR TECHNOLOGIES, INC. (CMT) is focused on the development and application of innovative approaches to augment your research and development efforts and to assist in meeting your research and development objectives. Projects are designed to be carried out in a sequence of straightforward experiments to an expeditious and successful conclusion.

CMT and all scientists working on behalf of CMT will be bound by a confidentiality agreement between Merck and CMT. Dr. Zhong Zhong and Dr. Mei Cong will update Raul Lacson as to the progress of the project. For the period from January 1, 2004 until December 31, 2004, CMT will provide Merck Automated Biotechnology with cell requirements as defined in the attached Work Plan dated 1/19/04 the subject of which is "2004 CMT - Merck Automated Biotechnology Work Plan.

2004 PRICING AND PAYMENT TERMS:

Effective January 1, 2004 and to continue for 12 months, until December 31, 2004, CMT will issue two (2) invoices to Merck each month. Each invoice will be in the amount of $100,000.00. The total of payments for each month will be $200,000.00. The total payment of $2,400,000.00 for the year is for cell culture services as described in the attached Work Plan (see above) for 2,640 Delivery Units (DU). Cell culture services as described in the attached Work Plan (see above) for any additional DUs will be billed at the rate of $909.09 per DU. CMT will supply Merck with a monthly accounting of DU usage. Additional DUs beyond the 220 per month will be invoiced at the end of each quarter. If at the end of 2004 Merck AB has not utilized all of the 2,640 DUs, CMT will: issue a credit to be used against additional services (as defined in Section B of the attached Work Plan dated January 19, 2004) purchased from CMT in 2005. There will be no rebate of cash. Additional services include only those services provided to Merck AB in North Wales, PA. The credit will be calculated as either 30% of the additional services provided in 2004 (as defined in Section B of the attached Work Plan dated January 19, 2004) or 30% of the value of unused DUs, whichever is lower. Unused DUs will be valued at $909.09 per DU. This utilization review will be conducted at the end of 2004. (as defined in the Memorandum to Raul Lacson and Dr. Berta Strulovici dated January 19, 2004, in the section titled "Merck Automated Biotechnology / HTS cell deliveries")

This Project pricing schedule supercedes all other previous pricing schedules.

AGREED TO:                             AGREED TO:
FOR Merck & Co., Inc.                  FOR Cell & Molecular Technologies, Inc.
/s/ Robert J. Gould                    /s/  Thomas J. Livelli
/s/ Dr. Berta Strulovici

WORK PLAN:

     FOR 2004, ONLY CELL LINES USED FOR HIGH-THROUGHPUT SCREENING (HTS) AND HTS-RELATED ACTIVITIES WILL BE SERVICED BY CELL AND MOLECULAR TECHNOLOGIES, INC.

         All cell lines transferred from Merck to CMTI must be validated as Mycoplasma free using an independent testing company (Bionique M-250 test) using an indirect DNA-fluorochrome test and a direct Mycoplasma test. MRL will continue to supply CMTI with validated FBS and tissue culture antibiotics/selection reagents.

     SECTION A: CELL BANKING:

                  1. Cell lines to be used for primary HTS will be banked at 40 frozen vials at greater than or equal to 10e7 cells/ml (1ml/vial)

                  2. Cell lines which will only be used for follow-up screens will be banked at 10 to 20 frozen vials at greater than or equal to 10e7 cells/ml (1ml/vial).

                  3. Cells that do not need to be passaged will not require cell banking. All frozen cell banks will be validated using a DNA fluorochrome test and an indirect test using an independent testing laboratory (Bionique M-250 test).

     SECTION B: MERCK AUTOMATED BIOTECHNOLOGY / HTS CELL DELIVERIES:

         The growth and provision of cells as per the schedule described under "Delivery Units". Cells will be delivered in AB/MRL specified containers. Containers such as microplates, spinner flasks and other specialized containers will be provided by MRL.

         ALL OTHER WORK BEYOND THIS SCOPE WILL BE TREATED AS SEPARATE PROJECTS WHICH HAVE TO BE APPROVED BY AB MANAGEMENT AND TREATED AS SEPARATE PROJECTS AND QUOTED AS REQUIRED, BY CMTI.

     SECTION C: CMT DELIVERY UNITS:  AT $2.4 MILLION PER YEAR

                  1. CMT will maintain appropriate staff at its sole discretion to accommodate the same production capacity as 2003.

                  2. Tracking of CMT capacity and Merck usage will be done by Delivery Units (DU) as defined below. CMT capacity: 220 DU per month at $2.4 million per year.

                  3. If needed, assays can be rescheduled if CMT's monthly DU capacity is exceeded, and no additional DUs are budgeted by Merck.

                  4.       Definition and accounting of Delivery Units (DU):

                           -        Plate Deliveries: [*****]

                           -        Suspension Deliveries: [*****]

                           -        Flask Deliveries: [*****]

                           -        Non-delivery cell culture: [*****]

                  5. Cell deliveries that fall outside of the scope of the above schedule are to be assigned DU values agreed to by both Merck and CMT.

         Any changes to the current work plan and DU schedule will be agreed to by Merck and CMT

                                       2